                                                                    EXHIBIT 21
                                                           PITTWAY CORPORATION
                                                             DECEMBER 31, 1995

                                                                     FORM 10-K

                                                                 Approximate
                                                                Percentage of
                                                  State or    Voting Securities
                                                 Country of       Owned by
Name of Company                                Incorporation   Immediate Parent

Pittway Corporation
  Ademco Distribution, Inc.                      Delaware            100
    ADI-Lenox Club, Inc.                         Delaware            100
  Ademconet, Inc.                                Delaware            100
    Radscan, Inc.                                Delaware            100
  Fire Burglary Instruments, Inc.                New York            100
  Ademco Security Group, Inc.                    California          100
  Ademco Communications Partners, Inc.           Delaware            100

  Fire-Lite Alarms, Inc.                         Connecticut         100
    Notifier Engineered Systems Company          Delaware            100

  MicroLite Corporation                          California           90

  Penton Publishing, Inc.                        Delaware            100
    Curtin & Pease/Peneco, Inc.                  Florida             100
  Chilpub, Inc.                                  Delaware            100

  Final Frontier Pittway I, Inc.                 Illinois            100
  Final Frontier Pittway II, Inc.                Illinois            100

  Pittway Corporation of Canada                  Canada              100
  Pittway Fire Safety, Inc.                      Delaware            100
  Ademco de Juarez, S.A. de C.V.                 Mexico              100
  ADI of Puerto Rico, Inc.                       Puerto Rico         100
  Ademco Italia S.p.A.                           Italy               100
  Ademco (Hong Kong) Limited                     Hong Kong           100
  Pittway Foreign Sales Corp.                    U.S. Virgin Islands 100

                                                                    EXHIBIT 21
                                                           PITTWAY CORPORATION
                                                             DECEMBER 31, 1995

                                                                     FORM 10-K

                                                                 Approximate
                                                                Percentage of
                                                  State or    Voting Securities
                                                 Country of        Owned by
Name of Company                                Incorporation   Immediate Parent

Pittway Corporation (continued)

  Pittway International, Ltd.                    Delaware            100
    ADI de Mexico S.A. de C.V.                   Mexico              100
    Notifier Espana S.A.                         Spain               100
    Notifier (Benelux) S.A.                      Belgium             100
    Notifier Deutschland GmbH                    Germany             100
    Notifier, Ltd. (Singapore)                   Delaware            100
    System Sensor, Ltd. (China)                  Delaware            100
      Xi'an System Sensor Electronics, Ltd.      China                55
    Pittway UK Limited                           England             100
      Notifier Limited (U.K.)                    England             100
      System Sensor Limited (U.K.)               England             100
      Ademco-Sontrix Limited                     England             100
        Microtech Security Ltd.                  Scotland            100
        Pittway Australia Pty., Ltd.             Australia           100
        Ademco-Sontrix Espana, S.A.              Spain               100
    Notifier Italia S.r.l.                       Italy               100
      Pittway Tecnologica S.p.A.                 Italy               100



Notes: All of the above subsidiaries are included in the Registrant's consolidated financial statements. Parent-subsidiary or affiliate relationships are shown by marginal indentation.